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                                                                       EXHIBIT 3

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       FOR

                              GLOBAL OUTDOORS, INC.
                             (AN ALASKA CORPORATION)


         Pursuant to Section 10.06.504 of the Alaska Corporations Code, the undersigned officers of Global Outdoors, Inc. (the "CORPORATION"), hereby certify that the following Amended and Restated Articles of Incorporation were duly adopted as the Articles of Incorporation of the Corporation and further that:

1.       The name of the Corporation is Global Outdoors, Inc.

2. The Articles of Incorporation of the Corporation have been amended in their entirety and restated to read as follows:

                                    * * * * *



                                 ARTICLE I. NAME

              The name of this corporation is Global Outdoors, Inc.


                         ARTICLE II. PURPOSES AND POWERS

         The purpose of this corporation is to engage in any business, trade, or activity which may lawfully be conducted by a corporation incorporated under the Alaska Corporations Code.

         This corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes of this corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to this corporation.


                              ARTICLE III. DURATION

         The period of duration for this corporation shall be perpetual.



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                          ARTICLE IV. AUTHORIZED SHARES

4.1      AUTHORIZED CAPITAL

         The total number of shares of capital stock which this corporation is authorized to issue is 100,000,000, consisting of two classes, 75,000,000 shares of common stock having a par value of $0.02 per share (the "COMMON STOCK"), and 25,000,000 shares of preferred stock having a par value of $0.001 per share (the "PREFERRED STOCK"). The rights and privileges of the Common Stock are subject only to the rights and preferences of the Preferred Stock as set forth below.

4.2      ISSUANCE OF PREFERRED STOCK IN SERIES

         The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the full authority to fix, determine, reclassify, cancel and/or amend, subject to the provisions of the Alaska Corporations Code and these Articles of Incorporation, the designation, preferences, limitations and relative rights, including redemption rights, of the shares of any series that remain unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

4.3      QUORUM

         Except as otherwise required by the Alaska Corporations Code, the holders of one-third of the shares of capital stock issued, outstanding and entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum at such meeting for the transaction of any business thereat.


                     ARTICLE V. REGISTERED OFFICE AND AGENT

         The name of the registered agent of this corporation and the address of its registered office are as follows:

                                    CT Corporation System
                                    801 W. 10th Street, Suite 300
                                    Juneau, AK  99801


                              ARTICLE VI. DIRECTORS

         The number of Directors of this corporation shall be not less than three (3) nor more than nine (9) as determined, and may be increased, decreased or otherwise changed, from time to time in the manner provided in the bylaws of this corporation.


                          ARTICLE VII. ALIEN AFFILIATES

         There are no alien affiliates of this corporation.

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                       ARTICLE VIII. NO PREEMPTIVE RIGHTS

         No preemptive rights shall exist with respect to shares of capital stock, or securities convertible into shares of capital stock, of this corporation.


                        ARTICLE IX. NO CUMULATIVE VOTING

         The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.


                   ARTICLE X. LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the Alaska Corporations Code, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, provided, however that nothing herein shall be construed as eliminating or limiting the liability of a Director for
(i) a breach of a Director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derives an improper personal benefit.

         Any amendment to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


               ARTICLE XI. AMENDMENTS TO ARTICLES OF INCORPORATION

         This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.


                        ARTICLE XII. AMENDMENTS TO BYLAWS

         The Board of Directors of this corporation are expressly and exclusively authorized and empowered to adopt, alter, amend or repeal any provision or all of the Bylaws of this corporation to the exclusion of the outstanding shares of this corporation.

                                   * * * * * *


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3.       Notwithstanding this Corporation's incorporation prior to the effective date of the Alaska Corporation Code, this Corporation has elected to be governed by all of the provisions of the Alaska Corporations Code as amended (AS 10.06) not otherwise applicable to it prior to the adoption hereof in accordance with the provisions of AS 10.06.504(e).

4. On May 3, 2002, the Board of Directors of the Corporation duly adopted a resolution setting out the proposed amendment and directing that a resolution for the formal adoption of the Amended and Restated Articles of Incorporation be submitted to a vote at a meeting of the shareholders of the Corporation in accordance with Section 10.06.504(a)(2) and (d) of the Alaska Corporations Code.

5. On June 12, 2002, at a duly called and noticed meeting of the shareholders of the Corporation, a quorum of two-thirds as required by Section 10.06.504(d) of the Alaska Corporations Code was present in person or by proxy and the resolution to adopt this amendment and the Amended and Restated Articles of Incorporation received at least two-thirds of the votes eligible to be cast by all of the Corporation's shareholders.

6. As of the date such resolution was passed by the shareholders of the Corporation, 5,348,960 shares of capital stock of the Corporation were outstanding and entitled to vote on an amendment of the Articles of Incorporation, 4,401,043 shares of which voted for the amendment, 1,320 shares of which voted against the amendment, and 4,358 shares of which abstained from voting.

7. Except for the designated amendments, the foregoing Amended and Restated Articles of Incorporation correctly set out without change the provisions of the articles being amended and, the Amended and Restated Articles of Incorporation, together with the designated amendments, supersede the original Articles of Incorporation and all amendments to the original Articles of Incorporation of this Corporation.

         IN WITNESS WHEREOF, the undersigned officers have executed this amendment as the act and deed of the Corporation, and have caused an original and a duplicate to be filed with the Commissioner of the Department of Community and Economic Development, Division of Banking Securities and Corporations, on this 12th day of June, 2002.



                                                /s/ Perry T. Massie
                                                --------------------------------
                                                Perry T. Massie, President



                                                /s/ Thomas H. Massie
                                                --------------------------------
                                                Thomas H. Massie, Secretary